Exhibit 24.1



August 25, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

RE:  TASTY FRIES, INC.
     REGISTRATION STATEMENT ON FORM SB-2
     (File No. 333-92661)

Gentlemen:

We have acted as counsel to Tasty Fries, Inc., a Nevada corporation (the "Company) in connection with the registration by the Company under the Securities Act of 1933 (the "Act"), pursuant to the Company's Registration Statement on Form SB-2 (File No. 333-92661) to be filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter (the "Registration Statement") of up to 6,470,000 shares of the Company's common stock, par value $.001 ("Issuable Shares").

In connection with this opinion, we have examined originals or copies, certified or otherwise to our satisfaction, of the Certificate of Incorporation of the Company, as amended to date, Certificates of Good Standing of a recent date and minutes of its Board of Director and such other documents, instruments and records; and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


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Page Two of Two
August 25, 2000
Securities Exchange and Commission
RE:  TASTY FRIES, INC.


Based upon and subject to the foregoing, we are of the opinion that the Issuable Shares, when issued, sold and delivered in the manner and/or the consideration stated in the Prospectus included in the Registration Statement will be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the filing of the opinion with the Commission as Exhibit
5.0 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matter" in the Prospectus included in the Registration Statement.

Cordially,

BECKMAN, MILLMAN & SANDERS, LLP




By:  /S/ STEVEN A. SANDERS
     -------------------------
     Steven A. Sanders